EXHIBIT 10.8

MANAGEMENT SERVICES AGREEMENT

Dated as of June 3, 2005

By and among

NEFF CORP.,

NEFF RENTAL, INC.

AND

ODYSSEY INVESTMENT PARTNERS, LLC

MANAGEMENT SERVICES AGREEMENT

This Management Services Agreement (this “Agreement”), dated as of June 3, 2005 is entered into by and among Neff Corp., a Delaware corporation (the “Company”), Neff Rental, Inc., a Florida corporation and wholly owned subsidiary of the Company (“Neff Rental” and together with the Company, “Neff”) and Odyssey Investment Partners, LLC, a Delaware limited liability company (“Odyssey”).

WHEREAS, the Company is an indirectly majority-owned subsidiary of Odyssey Investment Partners Fund III, LP, a Delaware limited partnership (the “Fund”) and an affiliate of Odyssey;

WHEREAS, pursuant to the Recapitalization Agreement (the “Recapitalization Agreement”), dated as of April 6, 2005, by and among the Company and Iron Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and wholly-owned subsidiary of Iron Merger Partnership, a Delaware general partnership which is controlled by the Fund and Odyssey, Merger Sub will merge with and into the Company, with the Company being the surviving corporation (the “Merger”); and

WHEREAS, Odyssey and Neff agree that it is in the best interests of Neff for Odyssey to provide certain management services described herein to Neff following the Merger pursuant to the terms and conditions set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the premises and mutual agreements set forth in this Agreement, and subject to the terms and conditions set forth herein, the parties hereby agree as follows:

1.                   SERVICES.

Odyssey or an affiliate of Odyssey shall advise and assist the board of directors and the management of the Company regarding the formulation and implementation of the business strategies for Neff. Odyssey shall use its reasonable efforts to identify and assist the Company in evaluating corporate opportunities with respect to Neff, including opportunities that relate to acquisitions, financings, sales, marketing, and general corporate strategy, and to assist Neff with respect to lender, security holder and public and government relations matters. The precise nature of the services to be performed hereunder by Odyssey shall be determined by the mutual agreement of Odyssey and the board of directors of the Company from time to time, and Odyssey shall devote such time and resources as are appropriate to provide such services. In connection with rendering services hereunder, Odyssey shall designate certain of its principals and employees to serve on the board of directors of the Company and the Company shall nominate such individuals to be elected as directors by the stockholders of the Company.

2.                   CONSIDERATION.

The Company shall:

2.1                       during the Term, retain Odyssey or an affiliate of Odyssey to participate in the negotiation and consummation of any acquisition or similar transactions by the Company or any of its direct or indirect subsidiaries, and pay to Odyssey (or such persons as are designated by Odyssey) a fee in connection therewith as determined by mutual agreement of Odyssey and the Board of Directors of the Company (the “Acquisition Fee”).  The Acquisition Fee shall be due and payable by the Company for the foregoing services on demand of Odyssey at or after the closing of any such transaction.

2.2                       Each payment made pursuant to this Section 2 shall be paid by wire transfer of immediately available funds to such account of Odyssey (or such designee of Odyssey) as Odyssey designates.

3.                   SUBORDINATION; TERM

3.1                       Notwithstanding the foregoing, nothing in this Agreement shall obligate the Company to make any payment that is prohibited by Section 3.5(d) of the Credit Agreement.  For purposes of this Agreement,  “Credit Agreement” means the Credit Agreement dated June 3, 2005 among the Company, Neff Rental, as Borrower, the other parties party thereto that are designated as Credit Parties, General Electric Capital Corporation, as Agent, GECC Capital Markets Group, as lead arranger and the other financial institutions party from time to time thereto, as amended, changed, restated, replaced, refinanced, refunded, or otherwise modified.

3.2                       This Agreement shall take effect as of the date first above written and shall continue until the earliest of (the “Term”): (i) the sale or disposition of shares of the Company’s common stock to the public pursuant to one or more effective registration statements under the Securities Act of 1933, as amended, which results in the sale to the public of at least 30% of the Company’s outstanding shares of Company’s common stock pursuant to such registration statements, (ii) the date that Odyssey and its affiliates or limited partners of its affiliates no longer retain ownership of at least 50.0% the shares of common stock or other equity interests of the Company or (iii) termination by the mutual agreement of the Company and Odyssey.

4.                   REIMBURSEMENT; INDEMNIFICATION.

4.1                       Reimbursement.  In addition, Neff, jointly and severally, agrees to reimburse Odyssey, its affiliates and their respective directors, officers, employees, agents, partners, and controlling persons (each an “Indemnified Party”) promptly upon demand for reasonable out-of-pocket expenses (including reasonable fees and expenses of legal counsel) as they are incurred after the date hereof in connection with the transactions contemplated by the

Recapitalization Agreement, any acquisition or transaction by the Company or any of its direct or indirect subsidiaries as contemplated under Section 2.1 of this Agreement, any debt or equity financing by the Company or any of its direct or indirect subsidiaries, including, without limitation, as a result of the investigation of, preparation for or defense of any pending or threatened claim, or any litigation, proceeding or other action in respect of the engagement of Odyssey under this Agreement, or any actions taken or omitted or services performed under, by or in connection with this Agreement or otherwise as a result of this Agreement.  In addition, in the event that any officer, member or employee of Odyssey or any of its affiliates performs, at Neff’s request, consulting, management or other services on a full or part-time basis for Neff or any of its subsidiaries in replacement of or as a supplement to one or more current employees, Neff shall compensate Odyssey or such officer or employee: (i) in the case of a replacement employee, at a rate equal to the compensation received by the employee or employees replaced by such officer or employee or in a manner appropriate for such services provided or (ii) in the case of a supplement to Neff’s current employees, at a rate to be mutually agreed upon by Neff and Odyssey.

4.2                       Indemnification.  Neff, jointly and severally, also agrees to indemnify and hold harmless each Indemnified Party from and against any and all costs, losses, claims, damages and liabilities, to which any Indemnified Party may become subject as a result of any services performed pursuant to this Agreement or otherwise as a result of this Agreement, including any amount paid in settlement of any litigation or other action (commenced or threatened); provided, however, that Neff shall not be liable pursuant to this Section 4.2 in respect of any cost, loss, claim, damage or liability to the extent that a court having competent jurisdiction shall have determined by final judgment (not subject to further appeal) that such cost, loss, claim, damage or liability resulted from the willful misfeasance or gross negligence of such Indemnified Party. The provisions of this Section 4 shall survive any termination of this Agreement.

5.                   MISCELLANEOUS.

5.1                       Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

5.2                       Assignment.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that neither the Company nor Neff Rental may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto.

5.3                       Governing Law.  This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

5.4                       Severability.  If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by reason of any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

5.5                       Captions.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

5.6                       Amendment and Waiver.  Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Company and Odyssey, or in the case of a waiver, by the party against whom the waiver is to be effective.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

5.7                       Independent Contractor.  It is understood and agreed that Odyssey shall for all purposes hereof be deemed to be an independent contractor and shall not, unless otherwise expressly authorized by Neff, have any authority to act for or represent Neff in any way, execute any transaction on behalf of Neff or otherwise be deemed an agent of Neff.  No federal, state or local withholding deductions shall be withheld from the fees and other amounts payable to Odyssey pursuant to this Agreement unless otherwise required by law.

5.8                       Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

IN WITNESS WHEREOF, the Company, Neff Rental, and Odyssey have duly executed and delivered this Agreement or have caused this Agreement to be duly executed on their respective behalf by their respective officers thereunto duly authorized, as of the day and year first above written.

NEFF CORP.,
a Delaware corporation

By:
Name:
Title:

NEFF RENTAL, INC.,
a Florida corporation

By:
Name:
Title:

ODYSSEY INVESTMENT PARTNERS, LLC,
a Delaware limited liability company

By:
Name:
Title: